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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                             CURRENT REPORT PURSUANT
                            TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


                         DATE OF REPORT: APRIL 13, 1998
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                               VIDEO UPDATE, INC.
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             (Exact Name of Registrant as Specified in Its Charter)

                                    DELAWARE
                 (State or Other Jurisdiction of Incorporation)

              0-24346                                  41-1461110
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      (Commission File Number)              (I.R.S. Employer Identification No.)


   3100 WORLD TRADE CENTER, 30 EAST SEVENTH STREET, ST. PAUL, MINNESOTA 55101
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  (Address of Principal Executive Offices)                            (Zip Code)

                                 (612) 222-0006
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              (Registrant's Telephone Number, Including Area Code)

                                 NOT APPLICABLE
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          (Former Name or Former Address, if Changed Since Last Report)



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                                TABLE OF CONTENTS

                                    FORM 8-K

                                 April 13, 1998



ITEM                                                           PAGE

ITEM 5.  OTHER EVENTS                                           1

SIGNATURE                                                       7

EXHIBITS                                                      E-1

ITEM 5.  OTHER EVENTS

THE RIGHTS AGREEMENT

         At the April 9, 1998 Board Meeting, the Board approved the declaration of a dividend of one preferred share purchase right (a "Right") for each outstanding share of the Company's Class A Common Stock, $.01 par value (a "Share") and each outstanding Class B Warrant (a "Warrant"). The dividend is payable on April 24, 1998 (the "Record Date") to the stockholders and Warrantholders of record on that date. Each Right entitles the registered holder thereof to purchase from the Company one one-hundredth of a share of Series A Junior Participating Preferred Stock, par value $.01 per share (the "Preferred Shares"), of the Company at a price of $20.00 per one one-hundredth of a Preferred Share (the "Purchase Price"), subject to adjustment. The Rights will be issued pursuant to a Rights Agreement, dated as of April 13, 1998 (the "Rights Agreement"), between the Company and American Stock Transfer and Trust Company, as Rights Agent (the "Rights Agent").

         Until the earlier to occur of (i) 10 days following a public announcement that a person or group of affiliated or associated persons have acquired beneficial ownership of 15% or more of the outstanding Shares (an "Acquiring Person") or (ii) 10 business days (or such later date as may be determined by action of the Board prior to such time as any person or group of affiliated persons become an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 15% or more of the outstanding Shares (the earlier of such dates being called the "Distribution Date"), the Rights will be evidenced, with respect to any of the Share or the Warrant certificates outstanding as of the Record Date, by such Share certificate or such Warrant certificate, as the case may be, with a copy of a "Summary of Rights" attached thereto.

         The Rights Agreement provides that, until the Distribution Date (or earlier redemption or expiration of the Rights), the Rights are not detachable and will be transferred WITH and ONLY WITH the Shares or the Warrants, as the case may be. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Share certificates or new Warrant certificates issued after the Record Date upon transfer or new issuance of Shares or Warrants will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for Shares or for Warrants outstanding as of the Record Date, even without such notation or a copy of a Summary of Rights being attached thereto, will also constitute the transfer of the Rights associated with the Shares or Warrants represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Shares and Warrants as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

         The Rights are not exercisable until the Distribution Date. The rights will expire on April 24, 2008 (the "Final Expiration Date"), unless the Final Expiration Date is extended or unless the Rights are earlier redeemed or exchanged by the Company, in each case, as described below,

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provided that prior to the Distribution Date, all Rights associated with any
Warrant shall expire on the date such Warrant is exercised or expires.

         The Purchase Price payable, and the number of preferred Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Shares, (ii) upon the grant to holders of the Preferred Shares of certain rights or warrants to subscribe for or purchase Preferred Shares at a price, or securities convertible into Preferred Shares with a conversion price, less than the then-current market price of the Preferred Shares or (iii) upon the distribution to holders of the Preferred Shares of evidences of indebtedness or assets (excluding regular periodic cash dividends paid out of earnings or retained earnings or dividends payable in Preferred Shares) or of subscription rights or warrants (other than those referred to above).

         The number of outstanding Rights and the number of one one-hundredths of a Preferred Share issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the Shares or a stock dividend on the Shares payable in Shares or subdivisions, consolidations or combinations of the Shares occurring, in any such case, prior to the Distribution Date.

         Preferred Shares purchasable upon exercise of the Rights will not be redeemable. Each Preferred Share will be entitled to a minimum preferential quarterly dividend payment of $1.00 per share, but will be entitled to an aggregate dividend of 100 times the dividend declared per Share. In the event of liquidation, the holders of the Preferred Shares will be entitled to a minimum preferential liquidation payment of $100.00 per share, but will be entitled to an aggregate payment of 100 times the payment made per Share. Each Preferred Share will have 100 votes, voting together with the Shares. Finally, in the event of any merger, consolidation or other transaction in which Shares are exchanged, each Preferred Share will be entitled to receive 100 times the amount received per Share. These rights are protected by customary antidilution provisions.

         Because of the nature of the Preferred Shares' dividend, liquidation and voting rights, the value of the one one-hundredth interest in a Preferred Share purchasable upon exercise of each Right should approximate the value of one Share.

         In the event that any person or group of affiliated or associated persons becomes an Acquiring Person, the Rights Agreement provides that proper provision shall be made so that each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which will thereafter be void), will thereafter have the right to receive upon exercise -- in lieu of Preferred Shares -- that number of Shares having a market value of two times the exercise price of the Right. At any time after any person or group becomes an Acquiring Person and prior to the acquisition by such person or group of 50% or more of the outstanding Shares, the Board may exchange the Rights (other than Rights owned by such person or group, which will have become void), in whole or in part, at an exchange ratio of one Share, or one one-hundredth of a Preferred

                                      -3-
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Share (or of a share of a class or series of the Company's preferred stock having equivalent rights, preferences and privileges), per Right (subject to adjustment).

         The Rights Agreement provides that none of the Company's directors, officers or financial advisors shall be deemed to beneficially own any Shares owned by any other director, officer or financial advisor by virtue of such persons acting in their capacities as such, including in connection with the formulation and publication of the Board recommendation of its position, and actions taken in furtherance thereof, with respect to an acquisition proposal relating to the Company or a tender or exchange offer for the Shares.

         In the event that the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold after a person or group has become an Acquiring Person, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of the Right.

         With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional Preferred Shares will be issued (other than fractions which are integral multiples of one one-hundredth of a Preferred Share, which may, at the election of the Company, be evidenced by depository receipts) and in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Shares on the last trading day prior to the date of exercise.

         At any time prior to the acquisition by a person or group of affiliated or associated persons of beneficial ownership of 15% or more of the outstanding Shares, the Board may redeem the Rights in whole, but not in part, at a price of $.001 per Right (the "Redemption Price"). The redemption of the Rights may be made effective at such time on such basis with such conditions as the Board in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

         The terms of the Rights may be amended by the Board without the consent of the holders of the Rights, including an amendment to (a) lower certain thresholds described above to not less than the greater of (i) the sum of $.001% and the largest percentage of the outstanding Shares then known to the Company to be beneficially owned by any person or group of affiliated or associated persons and (ii) 10%, (b) fix a Final Expiration Date later than April 24, 2008 or (c) increase the Purchase Price, except that from and after such time as any person or group of affiliated or associated persons becomes an Acquiring Person no such amendment may adversely affect the interests of the holders of the Rights (other than the Acquiring Person and its affiliates and associates).

         Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

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         A copy of the Rights Agreement is filed as Exhibit 4 hereto, and is incorporated herein by reference. The foregoing description of the Rights is qualified in its entirety by reference to the text of the Rights Agreement.

BY-LAWS

         The Board of Directors of Video Update, Inc. amended the By-laws of the Company in the form attached hereto as Exhibit 3.

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         Exhibit
            NO.                                      TITLE


             3                              By-laws of Video Update, Inc., as
                                            amended April 9, 1998.

             4 Rights Agreement by and between Video Update, Inc. and American Stock Transfer & Trust Company, as Rights Agent, dated April 13, 1998.



                                      -6-

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                                    SIGNATURE



         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                              Video Update, Inc.



Dated:  April 13, 1998                     By:/S/ DANIEL A. POTTER
                                              --------------------
                                                  Daniel A. Potter
                                           Chairman and Chief Executive Officer


                                      -7-

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                                  EXHIBIT INDEX


Exhibit
    NO.                                                     TITLE


      3                            Amended By-laws of Video Update, Inc.

      4 Rights Agreement by and between Video Update, Inc. and American Stock Transfer & Trust Company, as Rights Agent, dated April 13, 1998.